EXHIBIT INDEX


Exhibit           Description of Exhibit

  23.1            Consent of Coopers & Lybrand L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion in the Prospectus Supplement to the Prospectus dated March 19, 1996 to Registration Statement No. 33-98734 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

June 20, 1996
New York, New York